UNITED STATES SECURITIES AND

EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 2, 2007

COUNTERPATH SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

000-50346

(Commission File Number)

20-0004161

(IRS Employer Identification No.)

300-505 Burrard Street, Vancouver, British Columbia, Canada V7X 1M3

(Address of principal executive offices and Zip Code)

604.320.3344

Registrant's telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On June 15, 2007, we entered into an Arrangement Agreement among our company, 6789722 Canada Inc., a Canadian corporation and a wholly-owned subsidiary of our company and NewHeights Software Corporation, a private Canadian corporation. Pursuant to the Arrangement Agreement, we agreed to acquire all of the issued and outstanding common shares of NewHeights Software from the shareholders of NewHeights Software in exchange for the issuance of 40,250,000 shares of our common stock. Each shareholder of NewHeights Software who does not receive shares of our common stock and who is a Canadian resident will be able to elect to receive exchangeable shares of 6789722 Canada on the basis of one exchangeable share of 6789722 Canada for each common share of NewHeights Software. Each exchangeable share of 6789722 Canada is exchangeable into one share of our common stock at the election of the shareholder or, in certain circumstances, of our company.

The closing of the transactions contemplated by the Arrangement Agreement and the acquisition of all of the issued and outstanding shares of NewHeights Software occurred on August 2, 2007.

In connection with the closing of the Arrangement Agreement, as described below under Item 2.01 Completion of Acquisition or Disposition of Assets, we entered into the following agreements:

Exchangeable Share Support Agreement

On August 2, 2007, we entered into an Exchangeable Share Support Agreement between our company and 6789722 Canada, whereby we agreed, among other things:

(a)	not to declare or pay dividends on shares of our common stock without simultaneously declaring or paying an equivalent dividend on the exchangeable shares of 6789722 Canada;
(b)	to take all actions as are reasonably necessary to permit 6789722 Canada to pay and otherwise perform its obligations under the Exchangeable Share Support Agreement;
(c)	to reserve such number of shares of our common stock as is equal to the number of exchangeable shares of 6789722 Canada issued and outstanding from time to time; and
(d)

to issue and deliver to 6789722 Canada the requisite number of shares of our common stock upon the retraction or redemption of the exchangeable shares of 6789722 Canada, as the case may be, in accordance with their terms.

Please review the form of Exchangeable Share Support Agreement, attached hereto as Exhibit 10.1, for a complete description of all of the terms and conditions of the Exchangeable Share Support Agreement.

Voting and Exchange Trust Agreement

On August 2, 2007, we entered into a Voting and Exchange Trust Agreement among our company, 6789722 Canada and Valiant Trust Company whereby we agreed to, among other things, issue and deposit with Valiant Trust a special voting share of our company in order to enable Valiant Trust to execute certain voting and exchange rights as trustee for and on behalf of the registered holders from time to time of the exchangeable shares of 6789722 Canada.

Please review the form of Voting and Exchange Trust Agreement, attached hereto as Exhibit 10.2, for a complete description of all of the terms and conditions of the Voting and Exchange Trust Agreement.

Piggyback Registration Rights Agreement

On August 2, 2007, we entered into a Piggyback Registration Rights Agreement among our company and certain of the former shareholders of NewHeights Software whereby we agreed to, among other things, provide certain registration rights to certain of the former shareholders of NewHeights Software in the event that our company determines to proceed with the preparation and filing with the SEC of a prescribed registration statement relating to an offering for our company’s own account or the account of others under the United States Securities Act of 1933, as amended, of any shares of our common stock.

Please review the form of Piggyback Registration Rights Agreement, attached hereto as Exhibit 10.3, for a complete description of all of the terms and conditions of the Piggyback Registration Rights Agreement.

Subscription Agreements

On August 2, 2007, we entered into a Private Placement Subscription Agreement between our company and each of KMB Trac Two Holdings Ltd., a company controlled by Karen Bruk, the spouse of Steven Bruk, a significant shareholder of our company who exercises investment and dispositive control over the securities held by KMB Trac Two Holdings Ltd., and 570108 B.C. Ltd., whereby we agreed to issue an aggregate of 3,250,000 shares of our common stock at a price of $0.40 per share for aggregate proceeds of $1,300,000. The 3,250,000 shares of our common stock were issued in reliance upon Rule 506 of Regulation D and/or Section 4(2) of the Securities Act.

Please review the form of Private Placement Subscription Agreement, attached hereto as Exhibit 10.4, for a complete description of all of the terms and conditions of the Private Placement Subscription Agreement.

Installment Subscription Agreements

On August 2, 2007, we entered into a Private Placement Subscription Agreement between our company and each of the following investors, whereby we agreed to issue an aggregate of 1,750,000 shares of our common stock at a price $0.40 per share for aggregate proceeds for $700,000 as follows:

Name of Investor	Number of Shares
Nairbo Investments Inc.	500,000
Nairbo Family Trust	250,000
Emergco Funding Corporation	500,000
570108 Canada Inc.	500,000

Pursuant to the Private Placement Subscription Agreements, shares of our common stock will be issued to each of the investors upon the receipt by our company on or before September 30, 2007 of the respective subscription price from each of the investors. The 1,750,000 shares of our common stock, if and when issued, will be issued in reliance upon Rule 506 of Regulation D and/or Section 4(2) of the Securities Act.

Please review the form of Private Placement Subscription Agreement, attached hereto as Exhibit 10.5, for a complete description of all of the terms and conditions of the Private Placement Subscription Agreement.

Loan Conversion Agreements

On August 2, 2007, we entered into a Loan Conversion Agreement between our company and each of the following investors, whereby we agreed to issue an aggregate of 10,000,000 shares of our common stock at a price $0.40 per share in full satisfaction of all outstanding amounts due to such investors pursuant to certain Convertible Notes dated November 30, 2006 between our company and said investors as follows:

Name of Investor	Number of Shares
Darryl Yea	250,000
KMB Trac Two Holdings Ltd.(1)	7,500,000
Nairbo Investments Inc.	500,000
Nairbo Family Trust	250,000
Emergco Funding Corporation	500,000
Michael O’Brian	250,000

570108 Canada Inc.	500,000
Keith Peck	250,000

(1)               KMB Trac Two Holdings Ltd. is a company controlled by Karen Bruk, the spouse of Steven Bruk, a significant shareholder of our company who exercises investment and dispositive control over the securities held by KMB Trac Two Holdings Ltd.

The 10,000,000 shares of our common stock were issued in reliance upon Rule 506 of Regulation D and/or Section 4(2) of the Securities Act.

Please review the form of Loan Conversion Agreement, attached hereto as Exhibit 10.6, for a complete description of all of the terms and conditions of the Loan Conversion Agreement.

Stock Option and Subscription Agreements

On August 2, 2007, we entered into a Stock Option and Subscription Agreement between our company and each of the former optionees of NewHeights Software, each of whom are employees of our company or a subsidiary of our company, whereby be we agreed to issue new options, as replacement options for options that each of the optionees held in NewHeights Software, to purchase shares of our common stock at a price of $0.40 per share for a period equal to the period remaining of each of the previously held options. The options to purchase an aggregate of 4,283,504 shares of our common stock were issued in reliance upon Rule 506 of Regulation D, a fairness hearing in compliance with Section 3(a)(10) of the Securities Act and/or Section 4(2) of the Securities Act.

Please review the form of Stock Option and Subscription Agreement, attached hereto as Exhibit 10.7, for a complete description of all of the terms and conditions of the Stock Option and Subscription Agreement.

Escrow Agreement

On August 2, 2007, we entered into an Escrow Agreement among our company, Wesley Clover Corporation, Owen Matthews and Clark Wilson LLP, whereby we agreed to appoint Clark Wilson as escrow agent to accept, hold and deliver, pursuant to the terms of the Escrow Agreement, 3,250,000 shares of our common stock registered in the name of Owen Matthews to secure the obligations of Wesley Clover pursuant to the Subscription Agreement dated June 15, 2007 between our company and Wesley Clover, as disclosed in our current report on Form 8-K filed with the SEC on June 18, 2007.

Please review the form of Escrow Agreement, attached hereto as Exhibit 10.8, for a complete description of all of the terms and conditions of the Escrow Agreement.

Item 2.01 Completion of Acquisition or Disposition of Assets

On June 15, 2007, we entered into an Arrangement Agreement among our company, 6789722 Canada and NewHeights Software. Pursuant to the Arrangement Agreement, we agreed to acquire all of the issued and outstanding common shares of NewHeights Software from the shareholders of NewHeigts Software in exchange for the issuance of 40,250,000 shares of our common stock. Each shareholder of NewHeights who is a Canadian resident will be able to elect to receive exchangeable shares of 6789722 Canada on the basis of one exchangeable share of 6789722 Canada for each common share of NewHeights. Each exchangeable share of 6789722 Canada is exchangeable into one share of our common stock at the election of the shareholder or, in certain circumstances, of our company.

The closing of the transactions contemplated by the Arrangement Agreement and the acquisition of all of the issued and outstanding shares of NewHeights Software occurred on August 2, 2007. In accordance with the closing of the Arrangement Agreement, we, among other things, issued an aggregate of:

(a)	38,400,820 shares of our common stock; and

(b)	1,849,180 exchangeable shares of 6789722 Canada,

to the former shareholders of NewHeights Software in exchange for all of the issued and outstanding shares of NewHeights Software, on the basis of one share our common stock, or one exchangeable share of 6789722 Canada, as applicable, for every one share of NewHeights Software. In connection with the closing of the Arrangement Agreement, we entered into the following agreements (each of which is described under Item 1.01 Entry into a Material Definitive Agreement):

(a)	Exchangeable Share Support Agreement between our company and 6789722 Canada;
(b)	Voting and Exchange Trust Agreement among our company, 6789722 Canada and Valiant Trust;
(c)	Piggyback Registration Rights Agreement among our company and certain of the former shareholders of NewHeights Software;
(a)	Subscription Agreements between our company and each of the investors listed above;
(b)	Installment Subscription Agreements between our company and each of the investors listed above;
(c)	Loan Conversion Agreements between our company and certain of our debt holders listed above;
(d)	Stock Option and Subscription Agreement between our company and the former optionholders of NewHeights Software; and
(e)	Escrow Agreement among our company, Wesley Clover, Owen Matthews and Clark Wilson LLP.

As of August 2, 2007, we had approximately 91,440,983 shares of our common stock issued and outstanding, which includes those shares of our common stock issuable to the former shareholders of NewHeights Software upon exchange of the 1,849,180 exchangeable shares of 6789722 Canada. As of August 2, 2007, the former shareholders of NewHeights Software hold approximately 44.02% of our issued and outstanding common stock, including those shares of our common stock issuable to the former shareholders of NewHeights Software upon exchange of the 1,849,180 exchangeable shares of 6789722 Canada.

NewHeights Software was incorporated under the Canada Business Corporations Act on February 25, 1998. NewHeights Software is in the business of developing communications software technologies. Extracting the value of today’s SIP/IMS, MGCP and proprietary networks, NewHeights Software’s soft-clients integrate feature-rich call control with custom and enterprise applications to enable a unified, contextual communications environment for fixed and mobile users. The products are sold under the brands of Service Providers, Softswitch vendors and IP-PBX vendors. NewHeights Software is a privately held corporation headquartered in Ottawa, Ontario, with development offices in Victoria, British Columbia, and sales offices in the United Kingdom and Australia. NewHeights Software’s registered office is located at 1006 Government Street, Victoria, British Columbia and its telephone number is 1-(877) 818-3777.

As of August 2, 2007, our company will continue to operate NewHeights Software as an indirect wholly-owned subsidiary. However, we anticipate that we will combine our existing software applications and solutions with NewHeights Software’s enterprise and IP applications to expand our suite of products.

Item 3.02 Unregistered Sales of Equity Securities

In accordance with the closing of the Arrangement Agreement, issued an aggregate of:

(a)	38,400,820 share of our common stock; and
(b)	1,849,180 exchangeable shares of 6789722 Canada,

to the former shareholders of NewHeights Software in exchange for all of the issued and outstanding shares of NewHeights Software, on the basis of one share our common stock, or one exchangeable share of 6789722 Canada, as applicable, for every one share of NewHeights Software. Each exchangeable share of 6789722 Canada is exchangeable into one share of our common stock at the election of the shareholder or, in certain circumstances, at the election of our company. We issued the 38,400,820 shares of our common stock and caused the issuance of the 1,849,180 exchangeable shares of 6789722 Canada upon receiving approval from the Supreme Court of British Columbia of the terms and conditions of the plan of arrangement contemplated by the Arrangement Agreement, after a hearing upon the fairness of such terms and conditions at which all persons that we proposed to issue such shares had the right to appear, pursuant to Section 3(a)(10) of the Securities Act.

On August 2, 2007, we entered into the following agreements, each of which is described above under Item 1.01 Entry into a Material Definitive Agreement:

(a)

Private Placement Subscription Agreement between our company and each of KMB Trac Two Holdings Ltd., a company controlled by Karen Bruk, the spouse of Steven Bruk, a significant shareholder of our company who exercises investment and dispositive control over the securities held by KMB Trac Two Holdings Ltd., and 570108 B.C. Ltd., whereby we agreed to issue an aggregate of 3,250,000 shares of our common stock at a price of $0.40 per share for aggregate proceeds of $1,300,000. The 3,250,000 shares of our common stock were issued in reliance upon Rule 506 of Regulation D and/or Section 4(2) of the Securities Act;

(b)

Private Placement Subscription Agreement between our company and four investors whereby we agreed to issue an aggregate of 1,750,000 shares of our common stock at a price $0.40 per share for aggregate proceeds for $700,000. Pursuant to the Private Placement Subscription Agreements, shares of our common stock will be issued to each of the investors upon the receipt by our company on or before September 30, 2007 of the respective subscription price from each of the investors. The 1,750,000 shares of our common stock, if and when issued, will be issued in reliance upon Rule 506 of Regulation D and/or Section 4(2) of the Securities Act;

(c)

Loan Conversion Agreement between our company and eight investors whereby we agreed to issue an aggregate of 10,000,000 shares of our common stock at a price $0.40 per share in full satisfaction of all outstanding amounts due to such investors pursuant to certain Convertible Notes dated November 30, 2006 between our company and said investors. The 10,000,000 shares of our common stock were issued in reliance upon Rule 506 of Regulation D and/or Section 4(2) of the Securities Act; and

(d)

Stock Option and Subscription Agreement between our company and 64 optionees, each of whom are employees of our company or a subsidiary of our company, whereby be we agreed to issue an option, as replacement options for options that each of the optionees held in NewHeights Software, to purchase shares of our common stock at a price of $0.40 per share for a period equal to the period remaining of each of the previously held options. The options to purchase 4,283,504 shares of our common stock were issued in reliance upon Rule 506 of Regulation D, a fairness hearing in compliance with Section 3(a)(10) of the Securities Act, and/or Section 4(2) of the Securities Act.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers

On August 2, 2007, in connection with the transactions contemplated by the Arrangement Agreement, Mark Bruk resigned as the Chief Executive Officer and Chairman of our company. On the same date, we appointed the following persons as directors and/or to the offices, as applicable, set opposite their respective names:

Name	Position
Mark Bruk	Vice-Chairman
Greg Pelling	Director and Chief Executive Officer
Owen Matthews	Director and Vice-Chairman
Terry Matthews	Chairman

Mr. Bruk is a founder of our company and was our Chief Executive Officer since October 2002. Mr. Bruk has been involved primarily in software development over the past 20 years. Mark Bruk founded, and was the Chief Executive Officer, of eduverse.com where he had overall control of the company’s development and direction, and also managed operations in Asia. eduverse.com signed agreements with the Ministry of Education, China, the Ministry of Education, Malaysia, the Ministry of University Affairs, Thailand, AOL, StarTV, Sina, ZapMe, Acer, eHola, The Star (Malaysia), and Proctor and Gamble Manufacturing (Thailand) Co., Ltd. Prior to founding eduverse.com, Mr. Bruk served as Vice-President of applications and subsequently Vice-President of research & development for InMedia Presentations, Inc., a multimedia software company (InMedia). Under Mr. Bruk’s initiative and management, InMedia developed the world’s first web-based 100% pure HTML slide show player and also the world’s first 100% pure Java slide show player. InMedia’s software was bundled with digital cameras manufactured by Casio, Nikon, Olympus and Kodak.

Greg Pelling is a 20-year technology and IT industry veteran, whose career includes Senior Industry Partner at PricewaterhouseCoopers, management roles in leading Systems Integration and Consumer Software Development companies, and more recently as part of Cisco Systems Inc.’s strategic leadership team where he was responsible for delivering $250 million per year in new business and building out the company’s Global Development Centers. As the President of NewHeights Software, Mr. Pelling was responsible for leading NewHeights Software in corporate strategy, business development, product innovation, market gains and profitability commitments. Prior to joining NewHeights Software, Mr. Pelling was Global Managing Director, Advanced IT Services of Cisco Systems, Inc.; prior to which he was Managing Director, Asia Pacific/Japan, Internet Business Solutions Group of Cisco Systems from January 2001 to August 2004. As the Managing Director Asia Pacific and Japan for Cisco Systems Internet Business Solutions Group, he was an advisor to governments and Fortune 500 corporations where he provided strategic advice on creating competitive advantage from IT and the Internet to the top corporations and governments in the region. Before joining Cisco Systems, he was Executive Director, Partner and Senior Industry Partner at PricewaterhouseCoopers from 1995 to 2001. Prior to joining PricewaterhouseCoopers, Mr. Pelling held executive positions in several Canadian companies including Intergraph, SHL Systemhouse, Wang Labs and Richmond Technologies. Mr. Pelling is a graduate of UBC and holds an executive MBA in International Management.

In his role as the Chief Executive Officer of NewHeights Software, Owen Matthews has been responsible for NewHeights Software’s overall corporate growth and ensuring that the company delivers the most evolved personal communications management (PCM) solutions in the industry. Mr. Matthews is active in driving the NewHeights Software’s sales process, both domestically and internationally, and regularly engages in technology strategy sessions with carriers, customer-premise equipment vendors and PC equipment manufacturers. In 1998, Mr. Matthews co-founded NewHeights Software in response to the emerging shift towards the development of commercial IP Telephony systems. Foreseeing the widespread adoption of IP PBXs and hosted IP Centrex, Mr. Matthews launched NewHeights Software to develop an intuitive, next-generation software client that would bring together the power of both the telephony and data networks in an intuitive graphic interface. This vision has been realized today with the NewHeights Software next-generation soft-client product line, which provides users with simplicity and usability in the management of their IP communications environment. Mr. Matthews has been extensively involved in the business of telecommunications and delivering innovation to market for over a decade and is also the son of Sir Terry Matthews, founder of Mitel Networks and NewBridge Networks. Owen Matthew’s has worked with various Matthews’ business holdings, including NewBridge Networks and the Wesley Clover Corporation and its portfolio of technology corporations.

Terry Matthews is a director of NewHeights Software and also serves as Chairman of Wesley Clover and Chairman of Mitel and March Networks, two companies active in developing Internet Protocol (IP) systems for enterprise applications. Prior to joining March Networks, Mr. Matthews served as CEO and Chairman of Newbridge Networks Corporation, a company he founded in 1986. Providing leadership and vision for 14 years, Mr. Matthews helped Newbridge become a leader in the worldwide data networking industry. In 1972, before launching Newbridge, Mr. Matthews co-founded Mitel Corporation. Under his leadership Mitel grew quickly to become a world leader in the design and manufacture of enterprise voice systems and products. In 1985, British Telecom bought controlling interest in Mitel. In 2001, Mr. Matthews purchased the worldwide Communications Systems division of Mitel, and the Mitel name, and is now owner and non-executive Chairman of Mitel Corporation, a company focused on providing next generation IP telephony solutions for broadband networks. Mr. Matthews also serves on the board of directors for a number of high technology companies and is the Chairman or serves on the Board of Directors of Bridgewater Systems and Solace Systems. In addition Mr. Matthews holds an honours degree in electronics from the University of Wales, Swansea and is a Fellow of the Institute of Electrical Engineers and of the Royal Academy of Engineering. He has been awarded honorary doctorates by several universities, including the University of Wales, Glamorgan and Swansea, and Carleton University in Ottawa. In 1994, he was appointed an Officer of the Order of the British Empire, and in the 2001 Queen’s Birthday Honours, he was awarded a Knighthood.

Transactions with related persons

Except as otherwise indicated herein, we have not been a party to any transaction, proposed transaction, or series of transactions in which the amount involved exceeds the lesser of $120,000 or one percent of our total assets at our year end for the last three completed fiscal years, and in which, to our knowledge, any of our directors, officers, 5% beneficial security holders, or any member of the immediate family of the foregoing persons has had or will have a direct or indirect material interest.

Effective May 8, 2007 and amended July 24, 2007, we entered into an employment agreement under which we have affirmed Mr. Bruk’s salary at a rate of CDN$180,000 per year with such increases as we may approve. In addition, Mr. Bruk may earn a bonus of up to 100% of his salary based upon meeting pre-determined objectives periodically determined by the board of directors. We have agreed to pay Mr. Bruk the following in the event that: (a) his employment is terminated by us without cause or (b) if there is either a change of control, resulting in the issuance of more than 40.01% of the issued and outstanding shares of our company, or the appointment of a new Chief Executive Officer of the company other than Mr. Bruk (which change of control and appointment of a new Chief Executive Officer are contemplated to occur upon the completion of the acquisition of NewHeights Software Corporation), and Mr. Bruk terminates his employment with us upon 6 months' written notice: (i) payment of CDN$450,000 in addition to two and one-half times the annual bonus or incentive as set out in the employment agreement with objectives being considered fully met; (ii) extended medical and dental insurance coverage for a period of 36 months from termination; and (iii) immediate vesting of all unvested stock options. We have agreed to replace the employment agreement between our company and Mr. Bruk with an employment agreement on substantially the same terms and conditions as the current employment agreement.

In addition, we have approved the entry into an employment agreement with Greg Pelling with terms and conditions mutually acceptable to our company and Mr. Pelling.

Family relationships

Except as otherwise indicated below, there are no family relationships between any of our officers and directors.

Owen Matthews is the son of Terry Matthews.

Involvement in Certain Legal Proceedings

Our directors, executive officers and control persons have not been involved in any of the following events during the past five years:

(a)	any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;
(b)	any conviction in a criminal proceeding or being subject to a pending criminal proceeding, excluding traffic violations and other minor offences;
(c)

being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

(d)

being found by a court of competent jurisdiction in a civil action, the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

Item 9.01Finanical Statements and Exhibits

Financial Statements of business acquired

In connection with closing of the Arrangement Agreement and the acquisition of NewHeights Software, we intend to file the prescribed financial statements of NewHeights Software by amendment to this current report on Form 8-K within 71 calendar days after the filing of this current report, which date will be October 17, 2007.

Pro forma financial information

In connection with closing of the Arrangement Agreement and the acquisition of NewHeights Software, we intend to file pro forma financial information by amendment to this current report on Form 8-K within 71 calendar days after the filing of this current report, which date will be October 17, 2007.

Exhibits

Exhibit No.	Description of Exhibit
10.1	Exchangeable Share Support Agreement dated August 2, 2007 between our company and 6789722 Canada Inc.
10.2	Voting and Exchange Trust Agreement dated August 2, 2007 among our company, 6789722 Canada Inc. and Valiant Trust Company
10.3	Piggyback Registration Rights Agreement dated August 2, 2007 among our company and certain of the former shareholders of NewHeights Software Corporation
10.4	Form of Private Placement Subscription Agreement
10.5	Form of Private Placement Subscription Agreement (Installment)
10.6	Form of Loan Conversion Agreement
10.7	Form of Stock Option and Subscription Agreement
10.8	Escrow Agreement dated August 2, 2007 among our company, Wesley Clover Corporation, Owen Matthews and Clark Wilson LLP

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COUNTERPATH SOLUTIONS, INC.

By: /s/ Mark Bruk

Mark Bruk
Director

Dated: August 8, 2007

CW1355288.3